4. As of August 7, 2020, GS Group may be deemed to beneficially<br />
own an aggregate of 7,153,436 shares of Common Stock, consisting<br /> of (i) 56,921.8974 shares of Series D Preferred Stock acquired<br /> by the GS Investors on the Recapitalization Closing Date and<br /> currently held by the GS Investors and BSPI, which are<br /> convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 7,115,234 shares of Common Stock and<br />
(ii) 38,202 shares of Common Stock acquired by Goldman Sachs or<br /> another wholly-owned broker or dealer subsidiary of GS Group in<br /> ordinary course trading activities, representing in the<br /> aggregate approximately 9.9% of the outstanding Common Stock.<br />
As of August 7, 2020, Goldman Sachs may be deemed to beneficially<br /> own an aggregate of 6,459,794 shares of Common Stock, consisting<br /> of (i) 51,372.7521 shares of Series D Preferred Stock acquired<br /> by the GS Investors on the Recapitalization Closing Date, which<br /> are convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 6,421,592 shares of Common Stock and<br />
(ii) 38,202 shares of Common Stock acquired by Goldman Sachs or<br /> another wholly-owned broker or dealer subsidiary of GS Group in<br /> ordinary course trading activities, representing in the<br /> aggregate approximately 8.9% of the outstanding Common Stock.<br />
As of August 7, 2020, GSCP Advisors and GS Capital may each be<br /> deemed to beneficially own an aggregate of 2,583,929 shares of<br /> Common Stock, consisting of 20,671.4351 shares of Series D<br /> Preferred Stock acquired by the GS Investors on the<br /> Recapitalization Closing Date, which are convertible by a<br /> holder, other than the Reporting Persons or their affiliates,<br /> that receives such shares in a Widely Dispersed Offering into<br /> 2,583,929 shares of Common Stock, representing in the aggregate<br /> approximately 3.6% of the outstanding Common Stock.<br />
As of August 7, 2020, GSCP Offshore Advisors and GS Offshore may<br /> each be deemed to beneficially own an aggregate of 2,149,223<br /> shares of Common Stock, consisting of 17,193.7842 shares of<br />
Series D Preferred Stock acquired by the GS Investors on the<br /> Recapitalization Closing Date, which are convertible by a<br /> holder, other than the Reporting Persons or their affiliates,<br /> that receives such shares in a Widely Dispersed Offering into<br /> 2,149,223 shares of Common Stock, representing in the aggregate<br /> approximately 3.0% of the outstanding Common Stock.<br />
As of August 7, 2020, GS Advisors may be deemed to beneficially<br /> own an aggregate of 802,369 shares of Common Stock, consisting<br /> of 6,418.9567 shares of Series D Preferred Stock acquired by the<br /> GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 802,369 shares of Common Stock,<br /> representing in the aggregate approximately 1.1% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, GS Parallel may be deemed to beneficially<br /> own an aggregate of 710,536 shares of Common Stock, consisting<br /> of 5,684.2909 shares of Series D Preferred Stock acquired by the<br /> GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 710,536 shares of Common Stock,<br /> representing in the aggregate approximately 1.0% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, GS GmbH and GS Germany may each be deemed<br /> to beneficially own an aggregate of 91,833 shares of Common<br />
Stock, consisting of 734.6658 shares of Series D Preferred Stock<br /> acquired by the GS Investors on the Recapitalization Closing<br />
Date, which are convertible by a holder, other than the<br />
Reporting Persons or their affiliates, that receives such shares<br /> in a Widely Dispersed Offering into 91,833 shares of Common<br />
Stock, representing in the aggregate approximately 0.1% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, GS Mezzanine Onshore GP, GS Mezzanine<br /> Onshore and GSMP Onshore may each be deemed to beneficially own<br /> an aggregate of 338,375 shares of Common Stock, consisting of<br /> 2,707.0027 shares of Series D Preferred Stock acquired by the GS<br /> Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 338,375 shares of Common Stock,<br /> representing in the aggregate approximately 0.5% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, GS Mezzanine Institutional GP, GS Mezzanine<br /> Institutional and GSMP Institutional may each be deemed to<br /> beneficially own an aggregate of 35,703 shares of Common Stock,<br /> consisting of 285.6264 shares of Series D Preferred Stock<br /> acquired by the GS Investors on the Recapitalization Closing<br />
Date, which are convertible by a holder, other than the<br />
Reporting Persons or their affiliates, that receives such shares<br /> in a Widely Dispersed Offering into 35,703 shares of Common<br />
Stock, representing in the aggregate approximately 0.05% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, GS Mezzanine Offshore GP, GS Mezzanine<br /> Offshore and GSMP Offshore may each be deemed to beneficially<br /> own an aggregate of 511,993 shares of Common Stock, consisting<br /> of 4,095.9470 shares of Series D Preferred Stock acquired by the<br /> GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 511,993 shares of Common Stock,<br /> representing in the aggregate approximately 0.7% of the<br /> outstanding Common Stock.<br />
As of August 7, 2020, BSPI may be deemed to beneficially own an<br /> aggregate of 497,810 shares of Common Stock, consisting of<br /> 3,982.4850 shares of Series D Preferred Stock acquired by the GS<br /> Investors on the Recapitalization Closing Date and currently<br /> held by BSPI, which are convertible by a holder, other than the<br /> Reporting Persons or their affiliates, that receives such shares<br /> in a Widely Dispersed Offering into 497,810 shares of Common<br /> Stock, representing in the aggregate approximately 0.7% of the<br /> outstanding Common Stock.<br />
The Reporting Persons disclaim beneficial ownership of the<br /> securities reported herein except to the extent of their<br /> pecuniary interest therein.